Exhibit 99.1

TIPTREE REPORTS SECOND QUARTER 2023 RESULTS
Greenwich, Connecticut - August 2, 2023 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three and six months ended June 30, 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per share information)	2023	2022	2023	2022
Total revenues	$404,518	$339,843	$786,143	$664,746
Net income (loss) attributable to common stockholders	$5,989	$(22,408)	$4,927	$(23,368)
Diluted earnings per share	$0.16	$(0.64)	$0.13	$(0.67)
Cash dividends paid per common share	$0.05	$0.04	$0.10	$0.08
Return on average equity	8.7%	(19.2)%	5.6%	(9.8)%

Non-GAAP: (1)
Adjusted net income	$23,804	$13,986	$41,088	$29,438
Adjusted return on average equity	17.5%	12.3%	15.2%	12.7%
Book value per share	$10.94	$10.75	$10.94	$10.75
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

Second Quarter 2023 Summary

•Record revenues of $404.5 million for the quarter, an increase of 19.0% from Q2'22, driven by growth in Fortegra’s specialty insurance lines. Excluding investment gains and losses, revenues were up 18.1%.

•Net income of $6.0 million compared to net loss of $22.4 million in Q2'22, driven by growth in our insurance business, and the non-repeat of a $25.5 million deferred tax charge associated with the investment in Fortegra by Warburg Pincus in the prior year period, partially offset by lower shipping income.

•Adjusted net income of $23.8 million increased by 70.2% from $14.0 million in Q2'22, driven by growth in our insurance operations. Adjusted return on average equity was 17.5% for the quarter, as compared to 12.3% in Q2'22.

•Declared a dividend of $0.05 per share to stockholders of record on August 21, 2023 with a payment date of August 28, 2023.

Year-to-date 2023 Summary

•Year-to-date revenues of $786.1 million, an increase of 18.3% from 2022, driven by growth in Fortegra’s specialty insurance lines. Excluding investment gains and losses, revenues were up 17.1%.

•Net income of $4.9 million compared to net loss of $23.4 million in 2022, driven by growth in our insurance business, and the non-repeat of a $25.5 million deferred tax charge associated with the investment in Fortegra by Warburg Pincus in the prior year period, partially offset by lower shipping income.

•Adjusted net income of $41.1 million increased by 39.6% from $29.4 million in 2022, driven by growth in our insurance operations while maintaining a consistent combined ratio. Adjusted return on average equity was 15.2% for the year, as compared to 12.7% in 2022.

Segment Financial Highlights - Second Quarter 2023

Insurance (The Fortegra Group):

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
Gross written premiums and premium equivalents	$855,023	$594,696	$1,605,352	$1,195,551
Revenues	$384,677	$293,831	$753,121	$576,360
Income before taxes	$30,417	$9,071	$49,862	$23,753
Return on average equity	23.1%	7.0%	20.2%	10.4%
Combined ratio	90.5%	90.9%	91.2%	90.7%

Non-GAAP: (1)
Adjusted net income	$30,119	$18,938	$53,058	$40,062
Adjusted return on average equity	32.4%	24.5%	29.6%	25.5%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Record gross written premiums and premium equivalents grew 43.8% for the quarter and 34.3% for the year, driven by specialty insurance lines and services businesses in U.S. and Europe. Unearned premiums and deferred revenues grew to $2.2 billion, up $390.6 million, or 21.6%, from Q2’22.

•Record revenues increased 30.9% for the quarter and 30.7% for the year driven by premium growth in specialty E&S and admitted lines, and services businesses in the U.S. and Europe. Excluding the impact of investment gains and losses, revenues increased by 28.0% for the quarter and 28.5% for the year.

•The combined ratio for the quarter was 90.5%, compared to 90.9% in Q2'22. Year-to-date combined ratio was 91.2%, as compared to 90.7% in 2022.

•Income before taxes for the quarter was $30.4 million, up $21.3 million. Year-to-date income before the taxes was $49.9 million, up $26.1 million. Return on equity for the year was 20.2%, compared to 10.4% in 2022. The increases were driven by growth in underwriting and fee revenues, consistency of the combined ratio and increased net investment income.

•Record adjusted net income for the quarter of $30.1 million, up 59.0% from Q2'22. Year-to-date adjusted net income was $53.1 million, up 32.4% from prior year. Adjusted return on average equity for the year was 29.6%, compared to 25.5% in 2022.

Tiptree Capital:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
Revenues	$19,841	$46,012	$33,022	$88,386
Income before taxes	$2,767	$9,065	$1,644	$5,680
Return on average equity	3.9%	18.8%	1.4%	6.1%

Non-GAAP: (1)
Adjusted net income	$10	$3,904	$570	$4,877
Adjusted return on average equity	—%	9.4%	0.7%	5.7%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Tiptree Capital income before taxes was $2.8 million for the quarter, compared to income of $9.1 million in Q2’22, driven by improvement in mortgage operations, offset by declines in shipping operations as a result of the sale of five vessels in 2022.

•Income before taxes was $1.6 million for the year, down from the prior year driven by declines in our mortgage business and shipping operations as a result of the sale of five vessels in 2022, partially offset by improved performance in the Company’s other investment holdings.

•Total Tiptree Capital book value was $201.5 million as of Q2’23.

Corporate:

Corporate includes expenses of the holding company for interest expense, employee compensation and benefits, audit and professional fees, and public company and other expenses. For the quarter, corporate expenses were $9.5 million compared to $13.3 million in Q2'22. The decrease was driven by reduced consulting expenses and lower interest expense as we repaid our corporate holding company borrowings in June 2022.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting. Adjusted net income and Adjusted return on average equity are presented before the impacts of non-controlling interests. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

Earnings Conference Call
Tiptree will host a conference call on Thursday, August 3, 2023 at 10:30 a.m. Eastern Time to discuss its Q2 2023 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, August 3, 2023 at 12:00 p.m. Eastern Time, until midnight Eastern on Thursday, August 10, 2023. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13739057.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, we have a significant track record investing in the insurance sector and across a variety of other industries, including mortgage origination, specialty finance and shipping. With proprietary access and a flexible capital base, we seek to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	June 30, 2023	December 31, 2022
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$795,556	$611,980
Loans, at fair value	78,853	64,843
Equity securities	130,881	85,776
Other investments	85,939	73,025
Total investments	1,091,229	835,624
Cash and cash equivalents	372,410	538,065
Restricted cash	25,589	12,782
Notes and accounts receivable, net	687,825	502,311
Reinsurance receivables	1,444,795	1,176,090
Deferred acquisition costs	520,925	498,925
Goodwill	205,674	186,608
Intangible assets, net	128,107	117,015
Other assets	157,895	172,143
Total assets	$4,634,449	$4,039,563

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$361,211	$259,366
Unearned premiums	1,521,320	1,357,436
Policy liabilities and unpaid claims	722,469	567,193
Deferred revenue	681,263	649,150
Reinsurance payable	443,698	305,097
Other liabilities and accrued expenses	358,420	367,748
Total liabilities	$4,088,381	$3,505,990

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 36,742,295 and 36,385,299 shares issued and outstanding, respectively	37	36
Additional paid-in capital	379,741	382,645
Accumulated other comprehensive income (loss), net of tax	(33,226)	(39,429)
Retained earnings	55,340	54,113
Total Tiptree Inc. stockholders’ equity	401,892	397,365
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	66,497	58,529
Total non-controlling interests	144,176	136,208
Total stockholders’ equity	546,068	533,573
Total liabilities and stockholders’ equity	$4,634,449	$4,039,563

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended June 30,
	2023	2022
Revenues:
Earned premiums, net	$269,795	$215,941
Service and administrative fees	98,113	77,625
Ceding commissions	4,676	3,326
Net investment income	9,088	3,365
Net realized and unrealized gains (losses)	8,825	15,687
Other revenue	14,021	23,899
Total revenues	404,518	339,843
Expenses:
Policy and contract benefits	147,734	104,665
Commission expense	142,699	127,453
Employee compensation and benefits	44,383	48,262
Interest expense	7,044	9,135
Depreciation and amortization	5,875	6,009
Other expenses	33,109	39,512
Total expenses	380,844	335,036
Income (loss) before taxes	23,674	4,807
Less: provision (benefit) for income taxes	11,824	26,555
Net income (loss)	11,850	(21,748)
Less: net income (loss) attributable to non-controlling interests	5,861	660
Net income (loss) attributable to common stockholders	$5,989	$(22,408)

Net income (loss) per common share:
Basic earnings per share	$0.16	$(0.64)
Diluted earnings per share	$0.16	$(0.64)

Weighted average number of common shares:
Basic	36,742,295	35,228,775
Diluted	37,585,811	35,228,775

Dividends declared per common share	$0.05	$0.04

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

The Company defines Adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. Adjusted net income is presented before the impacts of non-controlling interests.

We define Adjusted return on average equity as Adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use Adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently.

	Three Months Ended June 30, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$30,417	$1,312	$1,455	$(9,510)	$23,674
Less: Income tax (benefit) expense	(8,928)	(306)	(497)	(2,093)	(11,824)
Less: Net realized and unrealized gains (losses)	4,379	(1,588)	(1,063)	—	1,728
Plus: Intangibles amortization (1)	3,895	—	—	—	3,895
Plus: Stock-based compensation expense	488	—	—	1,504	1,992
Plus: Non-recurring expenses	238	—	—	—	238
Plus: Non-cash fair value adjustments	(46)	—	—	—	(46)
Less: Tax on adjustments (2)	(324)	373	324	3,774	4,147
Adjusted net income	$30,119	$(209)	$219	$(6,325)	$23,804

Adjusted net income	$30,119	$(209)	$219	$(6,325)	$23,804
Average stockholders’ equity	$371,843	$53,297	$150,672	$(31,999)	$543,813
Adjusted return on average equity	32.4%	(1.6)%	0.6%	NM%	17.5%

	Three Months Ended June 30, 2022
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$9,071	$24	$9,042	$(13,330)	$4,807
Less: Income tax (benefit) expense	(3,670)	12	(1,300)	(21,597)	(26,555)
Less: Net realized and unrealized gains (losses)	10,126	(1,580)	(4,450)	—	4,096
Plus: Intangibles amortization (1)	4,085	—	—	—	4,085
Plus: Stock-based compensation expense	24	—	23	10	57
Plus: Non-recurring expenses	1,449	—	(1,055)	2,108	2,502
Plus: Non-cash fair value adjustments	—	—	2,170	—	2,170
Less: Tax on adjustments (2)	(2,147)	361	658	23,952	22,824
Adjusted net income	$18,938	$(1,183)	$5,088	$(8,857)	$13,986

Adjusted net income	$18,938	$(1,183)	$5,088	$(8,857)	$13,986
Average stockholders’ equity	$309,774	$57,537	$108,019	$(21,082)	$454,248
Adjusted return on average equity	24.5%	(8.2)%	18.8%	NM%	12.3%

	Six Months Ended June 30, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$49,862	$(1,253)	$2,897	$(19,659)	$31,847
Less: Income tax (benefit) expense	(13,675)	307	(760)	(2,718)	(16,846)
Less: Net realized and unrealized gains (losses)	8,986	(145)	(740)	—	8,101
Plus: Intangibles amortization (1)	7,789	—	—	—	7,789
Plus: Stock-based compensation expense	521	—	—	3,786	4,307
Plus: Non-recurring expenses	2,363	—	—	—	2,363
Plus: Non-cash fair value adjustments	(164)	—	—	—	(164)
Less: Tax on adjustments (2)	(2,624)	29	235	6,051	3,691
Adjusted net income	$53,058	$(1,062)	$1,632	$(12,540)	$41,088

Adjusted net income	$53,058	$(1,062)	$1,632	$(12,540)	41,088
Average stockholders’ equity	$358,600	$54,272	$111,285	$15,665	539,822
Adjusted return on average equity	29.6%	(3.9)%	2.9%	NM%	15.2%

	Six Months Ended June 30, 2022
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$23,753	$4,290	$1,391	$(25,579)	$3,855
Less: Income tax (benefit) expense	(7,334)	(966)	494	(18,663)	(26,469)
Less: Net realized and unrealized gains (losses)	16,769	(7,894)	4,401	—	13,276
Plus: Intangibles amortization (1)	8,031		—		8,031
Plus: Stock-based compensation expense	2,343		23	3,849	6,215
Plus: Non-recurring expenses	1,472		(922)	2,108	2,658
Plus: Non-cash fair value adjustments			3,684		3,684
Less: Tax on adjustments (2)	(4,972)	1,831	(1,455)	22,784	18,188
Adjusted net income	$40,062	$(2,739)	$7,616	$(15,501)	$29,438

Adjusted net income	$40,062	$(2,739)	$7,616	$(15,501)	$29,438
Average stockholders’ equity	$314,592	$58,981	$112,190	$(23,001)	$462,762
Adjusted return on average equity	25.5%	(9.3)%	13.6%	NM%	12.7%

Notes
(1)	Specifically associated with acquisition purchase accounting. See Note (8) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended June 30, 2023.
(2)
Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts. For the three and six months ended June 30, 2023, included in the adjustment is an add-back of $3.5 million and $5.8 million, respectively, related to deferred tax expense from the WP Transaction. For the three and six months ended June 30, 2022, included in the adjustment is an add-back of $25.5 million related to deferred tax expense from the WP Transaction.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of June 30,
	2023	2022
Total stockholders’ equity	$546,068	$525,340
Less: Non-controlling interests	144,176	134,935
Total stockholders’ equity, net of non-controlling interests	$401,892	$390,405

Total common shares outstanding	36,742	36,305

Book value per share	$10.94	$10.75